Exhibit 10.9
EXECUTION VERSION
ENVIRONMENTAL INDEMNITY AGREEMENT
THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this "Agreement") is entered into as of July 31, 2020, by AquaBounty Technologies, Inc., a Delaware corporation ("Guarantor"), and AquaBounty Farms Indiana LLC, a Delaware limited liability company ("Borrower"), each with their principal places of business located at 2 Mill and Main Place, Suite 395, Maynard, MA 01754; to and for the benefit of First Farmers Bank and Trust, with its principal place of business located at 123 N. Jefferson Street, Converse, Indiana 46919, its successors and assigns and the holder or holders from time to time of the Loan Documents described below ("Lender").
RECITALS
A. Borrower entered into a Loan and Security Agreement dated as of even date herewith (the "Loan Agreement"), by and between Borrower and Lender, pursuant to which Borrower has granted to Lender a security interest in all of its personal property assets pursuant to the Loan Agreement and the Loan Documents given by Borrower in favor of Lender.

B. Pursuant to the terms and conditions of the Loan Agreement, Lender will issue a Term Note in the original principal amount of Four Million and 00/100 Dollars ($4,000,0000.00) dated as of even date herewith (the "Note"), pursuant to the terms of the Loan Agreement.

C. Guarantor entered into an Unconditional and Continuing Secured Guaranty Agreement dated as of even date herewith (the "Guaranty"), and a Guarantor Security Agreement dated as of even date herewith (the "Security Agreement"), each by and between Guarantor and Lender, pursuant to which Guarantor agreed to guarantee the obligations of Borrower under the Loan Agreement.

D. As security for the obligations of Borrower under the Loan Agreement, the Loan Documents (as defined in the Loan Agreement) and this Agreement, and pursuant to the Guaranty and the Security Agreement, Guarantor entered into the Mortgage, Assignment of Rents and Leases, Security Agreement, Fixture Filing and Financing Statement dated as of even date herewith (the "Mortgage"), pursuant to which Lender was granted a mortgage, lien and security interest in the real property and all improvements located at 11550 E Gregory Road, Albany, Indiana 47320 and as more particularly described on Exhibit A attached hereto (the "Property").

NOW, THEREFORE, in consideration of the foregoing and for the purpose of inducing Lender to provide the Note, Borrower and Guarantor agree as follows:
1. Definitions. As used in this Agreement, the following terms have the following meanings:
(a) "Environmental Laws" means all federal, state and local statutes, laws, rules, regulations, ordinances, requirements, or rules of common law, whether now existing or hereinafter promulgated, relating to public health and safety or protection of the environment.
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(b) "Hazardous Materials" means any above or underground storage tanks, flammables, explosives, accelerants, asbestos, radioactive materials, radon, urea formaldehyde foam insulation, lead-based paint, polychlorinated biphenyls, petroleum or petroleum based or related substances, hydrocarbons or like substances and their additives or constituents, methane, hazardous materials, hazardous wastes, toxic substances or related materials; including, without limitation, substances now or hereafter defined as "hazardous substances", "hazardous materials", "toxic substances", "solid waste", or "hazardous wastes" in The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §9601, et seq.), The Toxic Substance Control Act of 1976 as amended, (15 U.S.C. §2601 et seq.), The Resource Conservation and Recovery Act, as amended (42 U.S.C. §6901, et seq.), The Hazardous Materials Transportation Act, as amended (49 U.S.C. §1801, et seq.), The Clean Water Act, as amended (33 U.S.C. §1251, et seq.), The Clean Air Act, as amended (42 U.S.C. §7401 et seq.), The Illinois Environmental Protection Act, as amended (415 ILCS 5/1 et seq.), any so-called "Superfund" or "Superlien" law or any other applicable Environmental Laws. Notwithstanding anything to the contrary contained herein, the term "Hazardous Materials" shall not include substances which otherwise would be included in such definition but which are of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Property, including, without limitation, substances used for the purposes of cleaning, maintenance, or operations, substances typically used in construction, and typical products used in properties like the Property, and which are otherwise in compliance with all Environmental Laws.
(c) The term "Environmental Liability" means any loss, liability, obligation, penalty, charge, fee, claim, litigation demand, defense, cost, judgment, suit, proceeding, response cost, damages (including consequential damages), disbursement or expense of any nature whatsoever (including but not limited to court costs, reasonable attorneys' and experts' reasonable fees and costs incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which is at any time imposed upon, incurred by, asserted or awarded against Lender or any of Lender's affiliated entities, shareholders, directors, officers, employees, contractors, attorneys, agents or other representatives (collectively "Affiliates") directly or indirectly in connection with, arising from or attributable to:
(1) any Hazardous Materials in violation of Environmental Law (A) affecting all or any portion of the Property, (B) affecting the air, soil, ground water, or surface water at, on, about, under, or within the Property or (C) migrating from the Property to other property;
(2) any misrepresentation, inaccuracy or breach of any representation, warranty, covenant or agreement contained in any Loan Document relating to or regarding Borrower's, Guarantor's or the Property's compliance with any Environmental Law or the presence of Hazardous Materials on the Property;
(3) any alleged or actual violation of any Environmental Laws by Borrower or Guarantor;

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(4) the imposition of any lien against the Property for damages caused by, or the recovery of any costs for, the remediation, release or threatened release of Hazardous Materials;
(5) the enforcement of this Agreement;
(6) the costs of Remedial Work (as defined below) or other removal or remediation of any Hazardous Materials in violation of Environmental Laws (A) affecting all or any portion of the Property, (B) affecting the air, soil, ground water, or surface water at, on, about, under, or within the Property, or (C) affecting other property contaminated by migration of Hazardous Materials from the Property;
(7) costs incurred to comply with any Environmental Law in connection with all or any portion of the Property or in connection with the air, soil, ground water, or surface water at, on, about, under, or within the Property; and
(8) Lender's participation (as a party or otherwise), in any legal proceedings or actions initiated by any person, agency or entity (governmental or otherwise) in connection with any Environmental Laws and relating to the Property or the air, soil, ground water, or surface water at, on, about, under, or within the Property.
(d) All capitalized terms not otherwise defined in this Agreement have the meanings ascribed to them in the Loan Agreement.
2. Indemnity. Each of Borrower and Guarantor will indemnify and defend (at trial and appellate levels and with counsel reasonably acceptable to Lender and at Borrower's and Guarantor's sole cost) Lender and its assignees and Affiliates from and against any Environmental Liability, subject to the terms of Section 12 of this Agreement.
3. Payments. All amounts due hereunder are payable within five (5) days following written demand from Lender with an explanation of the amounts claimed and reasonable documentation supporting the same. Time is of the essence of this Agreement as to Borrower's and Guarantor's performance. Any amount that Borrower or Guarantor fail to pay within ten (10) days after such amount is due and payable will bear interest on such unpaid amount at the Default Rate under the Note. All of Borrower's and Guarantor's obligations under this Agreement are payable and performable at the place or places where Borrower's and Guarantor's obligations under the Loan Documents are payable and performable.
4. Site-Related Representations and Warranties. Each of Borrower and Guarantor hereby represent and warrant that:
(a) Site Inspection. The soil, subsoil, bedrock, surface water and ground water of the Property are free of any Hazardous Materials;

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(b) Environmental Investigations. The Property has not been the subject of any investigation which could reasonably be expected to result in legal, administrative or other action (public or private) against the Property pursuant to any Environmental Laws;
(c) Above and Underground Storage Tanks. Apart from diesel storage tanks used to supply generators on the Property, there are no above- or underground storage tanks (including but not limited to petroleum storage tanks) on the Property, nor to Borrower's or Guarantor's knowledge, have any above or underground storage tanks (including but not limited to petroleum storage tanks) been removed from the Property within the last six (6) years in any manner other than in material compliance with all currently applicable Environmental Laws;
(d) Former Uses. To Borrower's and Guarantor's knowledge, no current or former occupant or user of the Property has materially violated any Environmental Laws;
(e) Absence of Hazardous Materials. To Borrower's and Guarantor's knowledge, no use, generation, manufacture, production, storage, treatment, transportation or disposal of Hazardous Materials has occurred in violation of Environmental Laws, nor is occurring, at, on, about, under, or within the Property;
(f) Proceedings and Actions. To Borrower's and Guarantor's knowledge, there are no pending or threatened in writing: (1) actions or proceedings by any governmental agency or any other entity having jurisdiction over the Property regarding public health risks at, on, about, under, within, or affecting the Property or the environmental condition of the Property, or the disposal or presence of Hazardous Materials at, on, about, under, or within the Property, or regarding the alleged violation of any Environmental Laws at, on, about, under, or within the Property; or (2) liens or governmental actions involving the Property or other real property of Borrower, notices of violations at the Property or other real property of Borrower, notices of noncompliance or other proceedings of any kind that could materially impair the Property's value, or the priority of the lien of the Mortgage or of any other documents or instruments now or hereafter given as security to Lender;
(g) Release. To Borrower's and Guarantor's knowledge, no release of Hazardous Materials has occurred or is occurring or threatened at, on, about, under, within, or from the Property; and
(h) Notices. Neither Borrower nor Guarantor (a) has given any written notice to or received any written inquiry from, nor has actual knowledge that any other person or entity has given written notice to or received any written inquiry from, any governmental agency or other entity or person concerning the release of any Hazardous Materials at, on, about, under, within, or affecting the Property, and (b) has given or received written notice of any pending or threatened action, suit (public or private), proceeding, investigation, or other proceeding relating to the Property's physical condition.
5. Corporate Warranties. Each of Borrower and Guarantor make to Lender the following additional representations and warranties:

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(a) Authorization. Borrower and Guarantor each have full right, power and authority to enter into this Agreement and carry out his, her or its obligations hereunder. Each of Borrower and Guarantor has obtained all requisite entity authorization for its execution of this Agreement and such authorization remains in full force and effect;
(b) No Conflict. The execution, delivery and performance of this Agreement by each of Borrower and Guarantor will not violate or be in conflict with, result in a breach of, or constitute a default under, any indenture, agreement or any other instrument to which Borrower or Guarantor is a party or by which Borrower or Guarantor or any of their respective assets or properties is bound, or any order, writ, injunction or decree of any court or governmental institution; and
(c) Enforceability. This Agreement is a legal, valid and binding obligation of Borrower and Guarantor, jointly and severally, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally.
6. Covenants. Each of Borrower and Guarantor covenant with Lender as follows:
(a) Compliance. The Property and the use and operation thereof will comply in all material respects with all Environmental Laws. All required governmental permits and licenses required under all Environmental Laws with respect to the Property will remain in effect, and Borrower and Guarantor will each comply in all material respects therewith;
(b) Absence of Hazardous Materials. Neither Borrower, Guarantor, nor any occupant of the Property will introduce, handle, use, generate, manufacture, produce, store, release, discharge, or dispose of any Hazardous Materials in violation of Environmental Laws at, on, about, under, or within the Property or transport any Hazardous Materials violative of Environmental Laws to or from the Property, except in accordance with applicable Environmental Laws;
(c) Proceedings and Actions. Borrower and Guarantor will each promptly, after receipt of actual notice of same, notify Lender of all complaints, claims, citations, demands, inquiries, reports or notices (collectively "Information") relating to the Property's compliance with Environmental Laws or loss or injury resulting from any Hazardous Materials, including, without limitation, Borrower's or Guarantor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any part of the Property that could cause the Property or any part thereof to be subject to any restriction on the ownership, occupancy, transferability or use of any part of the Property under any Environmental Laws. If any Information is in writing, Borrower and/or Guarantor will promptly forward a copy to Lender;
(d) Liens. Borrower and Guarantor will keep the Property free of any liens imposed pursuant to any Environmental Laws;
(e) Environmental Audit. Upon Lender's reasonable suspicion of a violation of or non-compliance with Environmental Laws, Borrower and Guarantor will provide any

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information and certifications that Lender reasonably requests from time to time, if appropriate under the circumstances, to ensure compliance by Borrower and Guarantor with this Agreement. Upon Lender's reasonable suspicion of a violation of or non-compliance with Environmental Laws, to investigate Borrower's and Guarantor's compliance with Environmental Laws and with this Agreement, Lender has the right, but not the obligation, upon reasonable, prior written notice to Borrower or Guarantor, to enter the Property (subject to the rights of tenants under their respective leases) during normal business hours, take samples, review Borrower's and Guarantor's books and records, interview Borrower's and Guarantor's employees and officers, and conduct similar activities pertaining to Hazardous Materials and the Property's compliance with Environmental Laws. Borrower and Guarantor will cooperate in the conduct of such an audit; provided, however that if no Event of Default (as defined in the Loan Agreement) has occurred and is continuing, Lender shall not interfere with any operations being conducted by Borrower and Guarantor on the Property.
(f) Remediation.
(1) If any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any nature whatsoever (the "Remedial Work") is reasonably necessary under any applicable local, state or federal law or regulation, or is required by any judicial order or by any governmental entity, because of, or in connection with, the presence, suspected presence, release or suspected release of any Hazardous Materials in or into the air, soil, ground water, surface water or soil vapor at, on, about, under or within the Property, or any portion thereof, then within thirty (30) business days or as soon thereafter as reasonably possible under the circumstances (or any earlier date required under any applicable law, regulation, order, or agreement) after, with respect only to demands by Lender, consultation with Borrower, Guarantor and their respective environmental consultant, and after Lender or any governmental entity or agency provides written demand for performance thereof to Borrower and Guarantor, Borrower and Guarantor must cause to be commenced, and thereafter diligently prosecuted to completion, all such Remedial Work. All Remedial Work must be performed by one or more contractors, which Lender has approved in advance in writing, which approval shall not be unreasonably withheld or delayed, and under the supervision of a consulting engineer that Lender has approved in advance in writing, which approval shall not be unreasonably withheld or delayed. Lender acknowledges that Borrower and Guarantor may pursue the least restrictive and/or comprehensive means to perform the Remedial Work provided that such Remedial Work is performed in accordance with all applicable laws. If Borrower and Guarantor fail to timely cause the Remedial Work to be commenced, or to diligently prosecute it to completion, Lender may, but need not, cause such Remedial Work to be performed and all costs and expenses that Lender reasonably incurs in connection therewith will become part of the Environmental Liability secured hereby.
(2) Without Lender's prior written consent, which Lender will not unreasonably withhold, condition or delay, Borrower and Guarantor may not take any remedial action in response to the presence of any Hazardous Materials at, on, about, under, or within the Property, nor enter into any settlement agreement, consent decree, or other compromise in respect to any Hazardous Materials claims. Lender may withhold its consent, without limitation,

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if Lender, in its reasonable judgment, determines that the remedial action, settlement, consent, or compromise might impair the value of Lender's security hereunder. However, Lender's prior consent is not necessary if the presence of Hazardous Materials at, on, about, under, or within the Property, or any portion thereof, poses an immediate threat to the health, safety, or welfare of any individual or is of such a nature that an immediate remedial response is necessary, and it is not possible to obtain Lender's consent before taking the action. If Borrower or Guarantor perform such emergency remedial action, Borrower and Guarantor must notify Lender as soon as practicable of any action taken. Lender will not withhold its consent, if its consent is required hereunder, if either (a) a court or government agency of competent jurisdiction orders a particular remedial action, or (b) Borrower or Guarantor establishes to Lender's reasonable satisfaction that no reasonable alternative to the remedial action exists that would result in materially less impairment of Lender's security hereunder.
7. Nature of Obligation. (a) Borrower's and Guarantor's obligations under this Agreement are independent of any other obligations that Borrower or Guarantor has to Lender in connection with the Loan Documents and payments by Borrower or Guarantor under this Agreement will not reduce Borrower's or Guarantor's obligations and liabilities under any other Loan Document. Lender's rights under this Agreement are in addition to any other rights and remedies Lender may have under any guaranty or other Loan Document, at law or in equity.
(b) If and to the extent that Lender is strictly liable under any Environmental Laws, Borrower's and Guarantor's obligations to Lender under this Agreement are likewise without regard to fault on Borrower's or Guarantor's part with respect to the violation or condition that results in Lender's liability unless any such liability, loss, costs or other Environmental Liability are incurred by Lender, its assignees or its Affiliates after Lender, its assignees or Affiliates acquire possession or title to the Property.
8. Joint and Several Liability; Release. All promises, agreements, covenants, waivers, consents, representations, warranties and other provisions in this Agreement are made by and are binding upon each and every such undersigned person, jointly and severally. Borrower, Guarantor or any other party liable upon or in respect of this Agreement, the Loan Agreement, or the Loan Documents, may be released without affecting the liability of any party not so released.
9. Notices. The parties must give all notices required by this Agreement in accordance with the Loan Agreement.
10. Expenses and Fees. If Lender employs counsel for advice or other representation with respect to (a) this Agreement, (b) the exercise or enforcement of any of Lender's rights under this Agreement, or (c) Borrower's or Guarantor's failure to perform or observe any of the provisions of this Agreement, then all of the reasonable attorneys' fees arising from such services, and any reasonable expenses, costs and charges relating thereto, will constitute an additional liability that Borrower and Guarantor owe to Lender, payable within five (5) days following written demand, with Interest as provided in, and secured by, the Loan Documents.

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11. Waivers. (a) Lender may not by any act of omission or commission be deemed to waive any of its rights or remedies except to the extent expressly set forth in a waiver that one of Lender's authorized officers has signed. A waiver on one occasion will not constitute a continuing waiver, nor bar another waiver of that right or remedy on any other occasion, nor prevent Lender from requiring strict compliance and performance by Borrower and Guarantor of any part of this Agreement or any other Loan Document, including but not limited to, any provision not previously enforced by Lender. Lender's remedies are cumulative and not exclusive, and Lender may exercise its remedies concurrently or consecutively at its option.
(b) Borrower, Guarantor, and their respective successors and assigns, waive, release and agree not to make any claim or bring any cost recovery action against Lender under any Environmental Laws unless Lender takes possession or title to the Property through foreclosure or deed in lieu of foreclosure of the Mortgage or otherwise, and there are losses or costs or other Environmental Liability which are a direct result of the negligence or affirmative actions of Lender, its assignees or Affiliates as owner and operator of the Property after Lender, its assignees or Affiliates acquire possession or title to the Property if such negligence or actions are a direct cause of damage resulting from the introduction and release of Hazardous Materials at the Property by Lender, its assignees or Affiliates.
(c) Borrower and Guarantor waive any right or claim of right to cause a marshalling of Borrower's or Guarantor's assets or to cause Lender to proceed against any of the security for the Loan before proceeding under this Agreement; and Borrower and Guarantor expressly waive and relinquish all rights and remedies accorded by applicable law to borrowers or guarantors, including, without limitation, all rights of subrogation that Borrower or Guarantor may have.
(d) Borrower and Guarantor expressly and unconditionally waive, in connection with any suit, action or proceeding that Lender brings to enforce this Agreement, any and every right he, she or it may have (1) to injunctive relief; (2) to interpose any counterclaim therein unless under the applicable court rules, it must assert the counterclaim in that proceeding; and (3) to have any of Lender's claims consolidated with any other or separate suit, action or proceeding.
12. Survival.
(a) Borrower's and Guarantor's obligations under this Agreement will survive the termination, expiration or maturity of the Loan Agreement or Loan Documents, foreclosure of the Mortgage, any transfer of the Property to Lender by voluntary transfer, foreclosure or deed in lieu of foreclosure, and the Loan's satisfaction (through foreclosure, repayment or otherwise). If Lender takes possession or title to the Property through power of sale, foreclosure or deed in lieu of foreclosure of the Mortgage, or the exercise of any other remedies under the Loan Documents, this Agreement, and the indemnification obligations and liabilities of Borrower and Guarantor under this Agreement, will not apply to any loss or costs or other Environmental Liability that Lender, its assignees or its Affiliates incur resulting from, or arising out of, the negligence or affirmative actions of any or all of Lender, its assignees or Affiliates as owner and operator of

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the Property. HOWEVER, this Agreement will otherwise remain in full force and effect, including, without limitation, (1) with respect to Hazardous Materials which are discovered or released at the Property after Lender acquires possession or title to the Property but which Lender, its assignees or Affiliates, or any third party providing services to any of the foregoing did not introduce to the Property or otherwise materially exacerbate; (2) with respect to the migration or release of Hazardous Materials previously introduced at, on, about, under, or within the Property, and (3) with respect to all substances which may be Hazardous Materials and which are situated at the Property prior to Lender, its assignees or Affiliates taking title, but which Lender later removes from the Property in accordance with all industry-standard procedures and a reasonable standard of care.
(b) Lender is deemed to have relied upon all representations, warranties, acknowledgements, covenants and agreements that Borrower and Guarantor make in this Agreement or in any Loan Document, notwithstanding any investigation made by Lender or on Lender's behalf (and Borrower and Guarantor acknowledge Lender's reliance in making the Loan and all disbursements thereof). Borrower and Guarantor will take reasonable actions to determine, and to remain aware of, the Property's environmental condition and has no right to rely upon any environmental investigations or findings made by Lender or its consultants.
(c) Borrower's and Guarantor's liability under this Agreement will not be limited or impaired by, and Borrower and Guarantor hereby consent to and agree to be bound by, any amendment or replacement of the Loan Agreement, Mortgage or any other Loan Documents to which Borrower or Guarantor are a party. In addition, Borrower's and Guarantor's liability under this Agreement will not be limited or impaired by:
(1) any extensions of time for performance required or permitted under any Loan Documents;
(2) any sale, assignment or foreclosure of the Mortgage or any sale or transfer of all or part of the Property;
(3) any exculpatory provision in any Loan Documents limiting Lender's recourse to property encumbered by the Mortgage or to any other security, or limiting Lender's rights to a deficiency judgment against Borrower or Guarantor;
(4) the accuracy or inaccuracy of any representations or warranties in the Loan Documents;
(5) the release of Borrower, Guarantor, any other guarantor or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any Loan Documents by operation of law, Lender's voluntary act, or otherwise other than a waiver or release under this Agreement;
(6) the release or substitution in whole or in part of any security for the Loan Agreement or Loan Documents;

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(7) Lender's failure to record the Mortgage or file any UCC financing statements (or Lender's improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Loan Agreement or Loan Documents; or
(8) the invalidity, irregularity or unenforceability, in whole or in part, of the Mortgage, Loan Agreement or any other Loan Document;
and, in any case, whether with or without notice to Borrower or Guarantor and with or without consideration.
13. Amendment. No provision of this Agreement may be changed, waived, discharged or terminated orally, by telephone or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.
14. Assignment. Lender may assign, negotiate, pledge or otherwise hypothecate all or any portion of this Agreement or grant participations herein, or in any of its rights and security hereunder. Borrower and Guarantor will accord full recognition to any such assignment without relieving Borrower or Guarantor from their respective obligations to Lender with respect to any unassigned debt, obligation or liability. The assignee will be able to enforce all of Lender's rights and remedies in connection with the interest so assigned against Borrower and Guarantor with the same force and effect and to the same extent as Lender could have but for the assignment, except that the assignee's rights will be subordinate to Lender's rights as to any unassigned debt, obligation or liability.
15. Severability. If a court of competent jurisdiction declares or finds all or any portion of any provision of this Agreement to be unenforceable or null and void, such provision or portion thereof shall be deemed stricken and severed from this Agreement and the remaining provisions and portions hereof will continue in full force and effect.
16. Successors. This Agreement and all of its provisions, conditions, promises and covenants inure to the benefit of Lender, its successors and assigns, including, without limitation, any purchaser of the Property from Lender or any purchaser of the Property pursuant to a judicial order of sale and will be binding upon Borrower's and Guarantor's respective successors, assigns, executors, heirs and personal representatives. Neither Borrower nor Guarantor may assign its rights or delegate its duties under this Agreement without Lender's prior written consent, which Lender will not unreasonably withhold, condition or delay.
17. Relationship of Parties. The relationship between Lender, Borrower, and Guarantor is only that of creditor-debtor. This Agreement does not create any relationship of agency, partnership or joint or co-venturer.
18. Governing Law; Forum. The internal laws of the State of Indiana and not the law of conflicts will govern and control the form and essential validity of this Agreement. Borrower and Guarantor consent and submit to the jurisdiction of any local, state or federal court sitting

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within the County of Marion, in the State of Indiana. Borrower and Guarantor waive any right either may have to transfer or change the venue of any litigation Lender brings against Borrower and/or Guarantor in accordance with this paragraph. Nothing in this Agreement affects Lender's right to serve process in any manner permitted by law or limits Lender's right to bring proceedings against Borrower and/or Guarantor in any other court or jurisdiction.
19. WAIVER OF TRIAL BY JURY. THE PARTIES IRREVOCABLY, KNOWINGLY, WILLINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR PROCEEDING (1) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR (2) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT. ANY SUCH ACTION, SUIT, COUNTERCLAIM OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. NO INDIVIDUAL HAS MADE ANY REPRESENTATIONS OF FACT OR OPINION TO INDUCE BORROWER'S OR GUARANTOR'S WAIVER OF ITS RIGHT TO TRIAL BY JURY. BORROWER AND GUARANTOR HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL WHICH IT SELECTED, AND IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
(SIGNATURE PAGE TO FOLLOW)

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.
BORROWER:

AQUABOUNTY FARMS INDIANA LLC
a Delaware limited liability company

By: /s/ David A. Frank
Name: David A. Frank
Title: Treasurer and Chief Financial Officer

GUARANTOR:

AQUABOUNTY TECHNOLOGIES, INC.
a Delaware corporation

By: /s/ David A. Frank
Name: David A. Frank
Title: Treasurer and Chief Financial Officer
Signature Page
Environmental Indemnity
FFBT/AQUABOUNTY

EXHIBIT A
LEGAL DESCRIPTION

THE FOLLOWING REAL ESTATE IS LOCATED IN DELAWARE COUNTY, INDIANA:

Part of Section 35, Township 22 North, Range 11 East, Niles Township, Delaware County, Indiana as described as follows:

Commencing at a monument found at the southwest corner of said Section 35; thence South 88 degrees 52 minutes 32 seconds East (assumed bearing) 753.23 feet along the south line of said Section 35 to a PK nail found in Gregory Road at the Point of beginning of this description; thence North 61 degrees 09 minutes 52 seconds West 8.97 feet to a point in Gregory Road; thence North 34 degrees 42 minutes 01 second West 269.24 feet to a PK nail found Gregory Road; thence North 32 degrees 04 minutes 43 seconds West 210.49 feet to a PK nail found in Gregory Road; thence North 57 degrees 58 minutes 47 seconds East 165.85 feet to an iron rod set; thence North 00 degrees 02 minutes 33 seconds West 455.09 feet to an iron rod found; thence North 83 degrees 34 minutes 06 seconds East 157.13 feet to an iron rod found; thence South 00 degrees 47 minutes 35 seconds West 956.90 feet to a point found; thence North 88 degrees 52 minutes 32 seconds West 13.88 feet to the Point of Beginning, containing 3.45 acres, in Section 35.

ALSO: A part of the Southwest Quarter of Section 35, Township 22 North, Range 11 East, more particularly described as follows, to-wit: Beginning at a point in the centerline of Granville & Albany Pike 1,276.0 feet West of the southeast corner of the Southwest Quarter of Section 35, Township 22 North, Range 11 East; thence North 01 degree 29 minutes 26 seconds East parallel with the east line of said Southwest quarter 2,660.27 feet to the north line of said Southwest Quarter also being the northwest corner of Deed Record 2000 page 8008 as recorded in the records of Delaware County, Indiana; thence North 89 degrees 14 minutes 04 seconds West and on the north line of said Southwest Quarter 632.62 feet; thence South 00 degrees 14 minutes 26 seconds West 580.95 feet to an existing fence; thence North 88 degrees 41 minutes 51 seconds West 126.23 feet to a concrete post; thence South 00 degrees 22 minutes 07 seconds West on an existing fence line 1,112.71 feet to its intersection with the north line of Deed Record 1998 Page 6312 as recorded in the records of Delaware County, Indiana; thence North 83 degrees 24 minutes 42 seconds East and on the north line of said Deed Record 1998 Page 6312, 157.13 feet to the northeast corner of said Deed Record 1998 Page 6312; thence South 00 degrees 27 minutes 29 seconds West on the east line of said Deed Record 1998 Page 6312, 984.53 feet to the Point in the center line of Granville & Albany Pike (being the southeast corner of said Deed Record 1998 Page 6312); thence South 88 degrees 53 minutes 41 seconds East 566.52 feet to the Point of Beginning. Estimated to contain 40.0 acres, more or less.
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